EXHIBIT 99.1

BBCN Bancorp Reports 2014 Third Quarter Financial Results

Q3 2014 Summary:

  Net income totals $21.4 million, or $0.27 per diluted common share
  New loan production for the quarter amounts to $382 million
  Loans receivable increase to $5.43 billion, reflecting a 7% increase year-to-date
  Total deposits increase to $5.51 billion, reflecting a 7% increase for the first nine months of 2014
  Total assets increase to $6.93 billion, reflecting a 7% increase from December 31, 2013

LOS ANGELES, Oct. 20, 2014 (GLOBE NEWSWIRE) -- BBCN Bancorp, Inc. (the "Company") (Nasdaq:BBCN), the holding company of BBCN Bank (the "Bank"), today reported net income of $21.4 million, or $0.27 per diluted common share, for the three months ended September 30, 2014. This compares with net income of $22.3 million, or $0.28 per diluted common share, for the preceding 2014 second quarter and $23.6 million, or $0.30 per diluted common share, for the year-ago third quarter.

"We had another quarter of consistent execution highlighted by steady loan growth with total new loan originations of $382 million for the quarter," said Kevin S. Kim, Chairman and Chief Executive Officer of BBCN Bancorp, Inc. "We continue to see good loan demand in our core California and New York/New Jersey markets, while gaining more traction in our newer markets in the Pacific Northwest and Chicago. Despite the ramp up in quarterly loan production, our overall net loan growth for the third quarter was mitigated by a higher-than-usual level of payoffs as result of a few large transactions.

"We continue to build on the foundation for the healthy long-term growth of our franchise. In addition to the progress we are making with new products and services to better diversify our business mix, we are forging ahead with our efforts to establish a presence in South Korea. We signed cooperative agreements with the City of Los Angeles and Seoul Metropolitan Government during the quarter, and we plan to open our first representative office in Seoul before year-end. We believe our presence in South Korea will significantly enhance our ability to capture more business with Korean national companies with operations in the United States. Given the consistency of our financial performance and the tangible achievements being made with our strategic initiatives, we believe the prospects for BBCN are stronger than ever," said Kim.

Financial Highlights

(Dollars in thousands, except per share data)	At or for the Three Months Ended
	9/30/2014	6/30/2014	9/30/2013
Net income	$ 21,420	$ 22,312	$ 23,552
Diluted earnings per share	$ 0.27	$ 0.28	$ 0.30
Net interest income before provision for loan losses	$ 67,907	$ 67,490	$ 64,360
Net interest margin	4.15%	4.20%	4.42%
Noninterest income	$ 11,369	$ 10,492	$ 10,799
Noninterest expense	$ 39,420	$ 37,739	$ 35,746
Net loans receivable	$ 5,364,612	$ 5,280,187	$ 5,006,856
Deposits	$ 5,509,754	$ 5,470,388	$ 5,148,057
Nonaccrual loans (1)	$ 39,564	$ 42,651	$ 36,129
ALLL to loans receivable	1.26%	1.25%	1.34%
ALLL to nonaccrual loans (1)	172.46%	156.78%	181.89%
ALLL to nonperforming assets (1) (2)	57.44%	62.40%	65.27%
Provision for loan losses	$ 4,256	$ 2,996	$ 744
Net charge offs	$ 2,894	$ 1,825	$ 6,704
ROA	1.25%	1.31%	1.53%
ROE	9.97%	10.59%	11.85%
Efficiency ratio	49.73%	48.39%	47.56%

(1) Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $28.1 million, $30.0 million and $25.2 million at September 30, 2014, June 30, 2014 and September 30, 2013, respectively.
(2) Nonperforming assets exclude acquired credit impaired loans totaling $32.7 million, $43.7 million and $38.6 million at September 30, 2014, June 30, 2014 and September 30, 2013, respectively.

Operating Results for the 2014 Third Quarter

The comparability of BBCN's operating results with past performance is impacted by acquisition accounting adjustments related to past acquisitions. The Company provides the following supplemental information to facilitate a better understanding of past financial performance. Operating results for the three months ended September 30, 2014, June 30, 2014, and September 30, 2013 include the following pre-tax acquisition accounting adjustments related to past acquisitions:

	Three Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013
Accretion of discount on acquired performing loans	$ 4,157	$ 4,575	$ 4,074
Accretion of discount on acquired credit impaired loans	1,863	2,096	2,806
Amortization of premium on acquired FHLB borrowings	95	94	94
Accretion of discount on acquired subordinated debt	(41)	(40)	(81)
Amortization of premium on acquired time deposits	125	231	308
Increase to pre-tax income	$ 6,199	$ 6,956	$ 7,201

Net Interest Income and Net Interest Margin. Net interest income before provision for loan losses increased 1% to $67.9 million for the 2014 third quarter from $67.5 million in the preceding second quarter of 2014 and rose 6% over $64.4 million in the prior-year third quarter. The Company attributed the increases to strong levels of loan originations which supported the expansion of its loans receivable over prior periods. Overall, average loans receivable for the 2014 third quarter rose 3% over the preceding second quarter and increased 14% over the prior-year period, when the Company acquired the former Foster Bankshares, Inc. in the middle of the 2013 third quarter.

The net interest margin (net interest income divided by average interest earning assets) and the impact of acquisition accounting adjustments are summarized in the following table:

	Three Months Ended
	9/30/2014	6/30/2014	change	9/30/2013	change
Net interest margin, excluding the effect of acquisition accounting adjustments	3.73%	3.72%	0. 01%	3.86%	(0.13)%
Acquisition accounting adjustments	0.42	0.48	(0.06)	0.56	(0.14)
Net interest margin	4.15%	4.20%	(0.05)%	4.42%	(0.27)%

The net interest margin for the 2014 third quarter declined 5 basis points from the preceding second quarter to 4.15%, but increased 1 basis point on a core basis, excluding the effect of acquisition accounting adjustments.

Compared with the prior-year period, net interest margin for the 2014 third quarter declined 27 basis points, largely due to a decrease in the weighted average yield on loans. Excluding the effect of acquisition accounting adjustments, the core net interest margin for the current third quarter declined 13 basis points from the year-ago third quarter.

The weighted average yield on loans and the impact of acquisition accounting adjustments are summarized in the following table:

	Three Months Ended
	9/30/2014	6/30/2014	change	9/30/2013	change
Weighted average yield on loans, excluding the effect of acquisition accounting adjustments	4.78%	4.86%	(0.08)%	4.96%	(0.18)%
Acquisition accounting adjustments	0.51	0.58	(0.07)	0.67	(0.16)
Weighted average yield on loans	5.29%	5.44%	(0.15)%	5.63%	(0.34)%

The weighted average yield on loans for the 2014 third quarter declined 15 basis points to 5.29% from the preceding second quarter. On a core basis excluding the effect of acquisition accounting adjustments, the weighted average yield on loans declined 8 basis points. The weighted average yield on new loans originated during the 2014 third quarter was 4.31%, compared with 4.52% in the preceding second quarter, reflecting a considerably higher contribution of variable rate loans, which are typically booked at lower rates than fixed rate loans.  Variable rate loans accounted for 55% of new loan originations for the 2014 third quarter, versus 39% in the preceding second quarter. Compared with the prior-year period, the weighted average yield on loans for the 2014 third quarter decreased 34 basis points and 18 basis points on a core basis, excluding the effect of acquisition accounting adjustments.

The composition of fixed and variable rate loans and the associated weighted average contractual rates are summarized in the following table:

	9/30/2014	6/30/2014	change	9/30/2013	change
Fixed rate loans
As a percentage of total loans	51%	50%	1%	45%	1%
Weighted average contractual rate	4.79%	4.85%	(0.06)%	5.16%	(0.37)%
Variable rate loans
As a percentage of total loans	49%	50%	(1)%	55%	(6)%
Weighted average contractual rate	4.25%	4.29%	(0.04)%	4.43%	(0.18)%

The declines in the weighted average contractual rate for fixed rate loans for the 2014 third quarter versus prior periods reflect what continues to be a highly competitive rate environment for fixed rate commercial real estate loans in the current interest rate environment.

The weighted average cost of deposits and the impact of acquisition accounting adjustments are summarized in the following table:

	Three Months Ended
	9/30/2014	6/30/2014	change	9/30/2013	change
Weighted average cost of deposits, excluding the effect of acquisition accounting adjustments	0.55%	0.55%	−%	0.51%	0.04%
Acquisition accounting adjustments	(0.01)	(0.01)	−	(0.02)	0.01
Weighted average cost of deposits	0.54%	0.54%	−%	0.49%	0.05%

The weighted average cost of deposits for the 2014 third quarter was flat with the preceding second quarter both on a reported basis and on a core basis, excluding the effect of amortization of premium on time deposits assumed in acquisitions. Compared with the prior-year period, the weighted average cost of deposits for the 2014 third quarter increased 5 basis points and rose 4 basis points on a core basis, excluding the effect of premium amortization on time deposits assumed in acquisitions.

Noninterest Income.  Total noninterest income for the 2014 third quarter rose 8% to $11.4 million from $10.5 million in the preceding 2014 second quarter and was up 5% over $10.8 million in the prior-year third quarter. The Company attributed the increases largely to higher gain on sale of SBA loans, which amounted to $3.6 million for the 2014 third quarter, versus $2.8 million for the 2014 second quarter and for the 2013 third quarter.

Noninterest Expense.  Total noninterest expense for the third quarter of 2014 amounted to $39.4 million, reflecting a 4% increase from $37.7 million in the preceding 2014 second quarter and an 10% increase over $35.7 million in the 2013 third quarter. The increases are largely attributed to higher compensation and credit related expenses.

Salaries and employee benefits expense for the 2014 third quarter rose 7% from the preceding second quarter and was up 17% over the prior-year third quarter, largely reflecting the increase in FTEs to support BBCN's growing franchise and progress with strategic initiatives. In addition, the Company noted that the salaries and employee benefits expense for the 2013 third quarter reflects the mid-quarter Foster acquisition. The total number of FTEs as of September 30, 2014 was 911, a 4% increase over 875 as of June 30, 2014, and a 22% increase over 831 as of September 30, 2013.

Credit related expenses, which previously were included in other expenses, amounted to $3.5 million for the 2014 third quarter, compared with $3.0 million in the preceding second quarter and $2.6 million in the year-ago third quarter.

Income Tax Provision. The effective tax rate for the 2014 third quarter was 39.8%, compared with 40.1% for the preceding 2014 second quarter and 39.1% for the 2013 third quarter.

Balance Sheet Summary

Loans receivable totaled $5.43 billion at September 30, 2014, reflecting a 2% increase over $5.35 billion at June 30, 2014, and a 7% increase year-to-date over $5.07 billion at December 31, 2013.

Total new loan originations during the third quarter of 2014 amounted to $382.3 million, including SBA loan originations of $69.7 million. Sales of SBA loans to the secondary market and gains derived from those sales are based substantially on the production of SBA 7(a) loans. Production of SBA 7(a) loans amounted to $40.0 million for the third quarter of 2014, compared with $62.2 million for the preceding 2014 second quarter. During the 2014 third quarter, the Company sold $40.2 million of its SBA loans held for sale.

The robust loan production in the 2014 third quarter was largely offset by higher-than-usual aggregate pay offs and pay downs which amounted to $312.0 million for the quarter. This compares with $231.2 million for the preceding second quarter and $266.1 million for the year-ago third quarter.

Total deposits amounted to $5.51 billion at September 30, 2014, reflecting a 1% increase over $5.47 billion at June 30, 2014, and a 7% increase over $5.15 billion at year-end 2013. The increase in total deposits from June 30, 2014 reflects a 6% increase in money market account balances, which was partially offset by strategic reductions in wholesale deposits. Noninterest bearing deposits at September 30, 2014 totaled $1.50 billion and accounted for 27% of total deposits.

Credit Quality

The provision for loan losses for the 2014 third quarter was $4.3 million, compared with $3.0 million for the preceding 2014 second quarter and $744,000 for the prior-year third quarter.

For a more detailed understanding of the changes in the Allowance for Loan and Lease Losses ("ALLL"), the composition of the ALLL has been segmented for disclosure purposes between loans accounted for under the amortized cost method (referred to as "Legacy Loans") and loans acquired through the Center Financial, Pacific International and Foster transactions (referred to as "Acquired Loans"). The Acquired Loans are further segregated between performing and credit impaired loans.

The composition of the ALLL as of September 30, 2014, June 30, 2014, and September 30, 2013 is as follows:

(dollars in thousands)	9/30/2014	6/30/2014	9/30/2013
Legacy Loans (1)	$ 60,073	$ 58,877	$ 59,773
Acquired Performing Loans (2)	1,973	2,113	1,964
Acquired Credit Impaired Loans (2)	6,186	5,880	3,978
Total ALLL	$ 68,232	$ 66,870	$ 65,715

Loans receivable	$ 5,432,844	$ 5,347,057	$ 4,898,939
ALLL coverage ratio	1.26%	1.25%	1.34%

(1) Legacy Loans include loans originated by the Bank's predecessor bank, loans originated by BBCN and loans that were acquired and that have been refinanced as new loans.
(2)	Acquired Loans were marked to fair value at acquisition date, and the allowance for loan losses reflect provisions for credit deterioration since the acquisition date.

Following are the components of criticized loan balances as of September 30, 2014, June 30, 2014, and September 30, 2013:

(dollars in thousands)	9/30/2014	6/30/2014	9/30/2013
Special Mention (1)	$ 113,395	$ 92,470	$ 111,631
Classified (1)	$ 231,768	$ 242,258	$ 246,743
Criticized	$ 345,163	$ 334,728	$ 358,374

(1) Balances include Acquired Loans which were marked to fair value on the date of acquisition.

The Company defines nonperforming loans to include delinquent loans past due 90 days or more on nonaccrual status, plus delinquent loans past due 90 days or more on accrual status (excluding acquired credit impaired loans) and accruing restructured loans.

Nonaccrual loans at September 30, 2014 declined to $39.6 million, or 0.73% of loans receivable, compared with $42.7 million, or 0.80% of loans receivable, at June 30, 2014 and $36.1 million, or 0.74% at September 30, 2013. Accruing restructured loans totaled $56.1 million at September 30, 2014, compared with $43.9 million at June 30, 2014 and $36.0 million at September 30, 2013. Total nonperforming loans at September 30, 2014 totaled $95.6 million, or 1.76% of loans receivable, compared with $86.6 million, or 1.62% of loans receivable, at June 30, 2014 and $73.1 million, or 1.49% of loans receivable, at September 30, 2013.

Nonperforming assets, including other real estate owned, amounted to $118.8 million at September 30, 2014, or 1.71% of total assets, compared with $107.2 million, or 1.56% of total assets, at June 30, 2014, and $100.7 million, or 1.59% of total assets, at September 30, 2013.

Net loan charge-offs for the 2014 third quarter totaled $2.9 million and equaled 0.21% of average loans receivable on an annualized basis. This compares with net loan charge offs of $1.8 million, or 0.14% of average loans receivable on an annualized basis, for the preceding 2014 second quarter and $6.7 million, or 0.56% of average loans receivable on an annualized basis, for the year-ago third quarter.

The allowance for loan losses at September 30, 2014 was $68.2 million, or 1.26% of loans receivable (excluding loans held for sale), compared with $66.9 million, or 1.25%, at June 30, 2014 and $65.7 million, or 1.34%, at September 30, 2013.   The coverage ratio of the allowance for loan losses to nonperforming loans (excluding acquired credit impaired loans) was 71.35% at September 30, 2014, compared with 77.26% at June 30, 2014 and 89.90% at September 30, 2013.

Impaired loans (defined as loans for which it is probable that not all principal and interest payments due will be collected in accordance with the contractual terms and restructured loans) totaled $130.7 million at September 30, 2014, compared with $124.2 million at June 30, 2014 and $99.2 million at September 30, 2013.

Capital

At September 30, 2014, the Company continued to exceed all regulatory capital requirements to be classified as a "well-capitalized" institution, as summarized in the following table.

	9/30/2014	6/30/2014	9/30/2013
Leverage Ratio	11.80%	11.66%	12.06%
Tier 1 Risk-based Ratio	13.73%	13.71%	13.64%
Total Risk-based Ratio	14.93%	14.90%	14.89%

Tangible common equity per share and as a percentage of tangible assets are summarized in the following table:

	9/30/2014	6/30/2014	9/30/2013
Tangible common equity per share (1)	$9.49	$9.34	$8.52
Tangible common equity to tangible assets (1)	11.07%	10.99%	10.87%

(1) Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and net other intangible assets divided by total assets less goodwill and net other intangible assets. Management reviews tangible common equity to tangible assets in evaluating the Company's capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital. The accompanying financial information includes a reconciliation of the ratio of tangible common equity to tangible assets with stockholders' equity and total assets.

Investor Conference Call

The Company will host an investor conference call on Tuesday, October 21, 2014 at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review financial results for the 2014 third quarter. Investors and analysts may access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international), and asking for the "BBCN Bancorp Conference Call."  Other interested parties are invited to listen to a live webcast of the call available in the Investor Relations section under About Us at BBCN Bancorp's website BBCNbank.com. After the live webcast, a replay will remain available in the Investor Relations section of BBCN Bancorp's website for one year. A replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) through October 29, 2014, passcode 10053641.

About BBCN Bancorp, Inc.

BBCN Bancorp, Inc. is the holding company of BBCN Bank, the largest Korean-American bank in the nation with $6.9 billion in assets as of September 30, 2014. Headquartered in Los Angeles and serving a diverse mix of customers mirroring its communities, BBCN operates 49 branches in California, New York, New Jersey, Illinois, Washington and Virginia, along with six loan production offices in Seattle, Denver, Dallas, Atlanta, Northern California and Annandale, Virginia. BBCN specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and business lending, SBA lending and international trade financing. BBCN Bank is a California-chartered bank and its deposits are insured by the FDIC to the extent provided by law. BBCN is an Equal Opportunity Lender.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about future operations and projected full-year financial results that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include but are not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services, and pricing. Readers should carefully review the risk factors and the information that could materially affect the Company's financial results and business, described in documents the Company files from time to time with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and Annual Reports on Form 10-K, and particularly the discussions of business considerations and certain factors that may affect results of operations and stock price set forth therein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

(tables follow)

BBCN Bancorp, Inc.
Consolidated Financial Statements and Selected Financial Data
Unaudited (Dollars in Thousands, Except per Share Data)

Assets	9/30/2014	6/30/2014	% change	12/31/2013	% change	9/30/2013	% change

Cash and due from banks	443,320	$ 414,919	7%	$ 316,705	40%	$ 345,352	28%
Securities available for sale, at fair value	710,625	746,683	-5%	705,751	1%	708,566	0%
Federal Home Loan Bank, Federal Reserve Bank stock and other investments	28,744	28,782	0%	28,324	1%	28,340	1%
Loans held for sale, at the lower of cost or fair value	45,695	53,324	-14%	44,115	4%	49,480	-8%
Loans receivable	5,432,844	5,347,057	2%	5,074,176	7%	4,898,939	11%
Allowance for loan losses	(68,232)	(66,870)	-2%	(67,320)	-1%	(65,715)	-4%
Net loans receivable	5,364,612	5,280,187	2%	5,006,856	7%	4,833,224	11%
Accrued interest receivable	13,126	13,133	0%	13,403	-2%	13,108	0%
Premises and equipment, net	30,999	30,699	1%	30,894	0%	29,747	4%
Bank owned life insurance	45,644	45,354	1%	44,770	2%	44,593	2%
Goodwill	105,401	105,401	0%	105,401	0%	119,881	-12%
Other intangible assets, net	13,735	13,559	1%	14,099	-3%	14,225	-3%
Other assets	125,601	134,250	-6%	164,881	-24%	154,471	-19%
Total assets	6,927,502	$ 6,866,291	1%	$ 6,475,199	7%	$ 6,340,987	9%

Liabilities

Deposits	5,509,754	$ 5,470,388	1%	$ 5,148,057	7%	$ 5,021,102	10%
Borrowings from Federal Home Loan Bank	467,071	461,166	1%	421,352	11%	421,446	11%
Subordinated debentures	42,117	42,076	0%	57,410	-27%	57,303	-27%
Accrued interest payable	6,157	6,087	1%	4,821	28%	4,827	28%
Other liabilities	37,755	33,965	11%	34,185	10%	35,079	8%
Total liabilities	6,062,854	6,013,682	1%	5,665,825	7%	5,539,757	9%

Stockholders' Equity
Common stock, $0.001 par value; authorized, 150,000,000 shares at September 30, 2014, June 30, 2014, December 31, 2013 and September 30, 2013; issued and outstanding, 79,497,331, 79,493,732, 79,441,525, and 79,247,719 shares and at September 30, 2014, June 30, 2014, December 31, 2013 and September 30, 2013, respectively	79	79	0%	79	0%	79	0%
Capital surplus	541,406	541,173	0%	540,876	0%	538,062	1%
Retained earnings	324,664	311,195	4%	278,604	17%	266,478	22%
Accumulated other comprehensive income, net	(1,501)	162	-1027%	(10,185)	85%	(3,389)	56%
Total stockholders' equity	864,648	852,609	1%	809,374	7%	801,230	8%

Total liabilities and stockholders' equity	$ 6,927,502	$ 6,866,291	1%	$ 6,475,199	7%	$ 6,340,987	9%

	Three Months Ended					Nine Months Ended
	9/30/2014	6/30/2014	% change	9/30/2013	% change	9/30/2014	9/30/2013	% change

Interest income:
Interest and fees on loans	$ 72,437	$ 71,687	1%	$ 67,747	7%	$ 212,818	$ 196,249	8%
Interest on securities	3,999	4,078	-2%	3,802	5%	12,171	10,755	13%
Interest on federal funds sold and other investments	648	688	-6%	486	33%	1,901	1,153	65%
Total interest income	77,084	76,453	1%	72,035	7%	226,890	208,157	9%

Interest expense:
Interest on deposits	7,419	7,272	2%	5,959	25%	21,381	17,014	26%
Interest on other borrowings	1,758	1,691	4%	1,716	2%	5,146	4,964	4%
Total interest expense	9,177	8,963	2%	7,675	20%	26,527	21,978	21%

Net interest income before provision for loan losses	67,907	67,490	1%	64,360	6%	200,363	186,179	8%
Provision for loan losses	4,256	2,996	42%	744	472%	10,278	9,050	14%
Net interest income after provision for loan losses	63,651	64,494	-1%	63,616	0%	190,085	177,129	7%

Noninterest income:
Service fees on deposit accounts	3,456	3,360	3%	3,321	4%	10,288	9,118	13%
Net gains on sales of SBA loans	3,578	2,811	27%	2,827	27%	9,112	8,816	3%
Net gains on sales of other loans	--	--	0%	--	0%	--	62	-100%
Net gains on sales of securities available-for-sale	--	--	0%	--	0%	--	54	-100%
Net gains (loss) on sales of OREO	29	31	-6%	(48)	160%	466	(57)	918%
Other income and fees	4,306	4,290	0%	4,699	-8%	13,091	13,364	-2%
Total noninterest income	11,369	10,492	8%	10,799	5%	32,957	31,357	5%

Noninterest expense:
Salaries and employee benefits	19,346	18,143	7%	16,535	17%	56,428	49,086	15%
Occupancy	4,722	4,715	0%	4,360	8%	14,060	13,206	6%
Furniture and equipment	1,916	2,012	-5%	1,728	11%	5,942	4,914	21%
Advertising and marketing	1,535	1,508	2%	1,393	10%	4,131	3,856	7%
Data processing and communications	2,206	2,299	-4%	1,983	11%	6,626	5,488	21%
Professional fees	1,567	1,315	19%	1,440	9%	4,195	4,184	0%
FDIC assessment	1,135	1,080	5%	818	39%	3,238	2,370	37%
Merger and integration expenses	66	50	32%	931	-93%	290	2,621	-89%
Credit related expenses	3,531	3,016	17%	2,646	33%	7,969	6,564	21%
Other	3,396	3,601	-6%	3,912	-13%	10,555	11,161	-5%
Total noninterest expense	39,420	37,739	4%	35,746	10%	113,434	103,450	10%
Income before income taxes	35,600	37,247	-4%	38,669	-8%	109,608	105,036	4%
Income tax provision	14,180	14,935	-5%	15,117	-6%	43,680	41,352	6%
Net income	$ 21,420	$ 22,312	-4%	$ 23,552	-9%	$ 65,928	$ 63,684	4%

Earnings Per Common Share:
Basic	$ 0.27	$ 0.28		$ 0.30		$ 0.83	$ 0.81
Diluted	$ 0.27	$ 0.28		$ 0.30		$ 0.83	$ 0.80

Average Shares Outstanding:
Basic	79,493,917	79,490,767		79,223,636		79,486,958	78,914,360
Diluted	79,601,075	79,614,046		79,334,865		79,617,317	79,122,060

	Three Months Ended					Nine Months Ended
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	9/30/2014	9/30/2013

Net Income	$ 21,420	$ 22,312	$ 22,196	$ 18,071	$ 23,552	$ 65,928	$ 63,684
Add back: Income tax	14,180	14,935	14,564	11,047	15,117	43,680	41,352
Add back: Provision for loan losses	4,256	2,996	3,026	10,950	744	10,278	9,050
Pre-tax, pre-provision income (PTPP) [1]	$ 39,856	$ 40,243	$ 39,786	$ 40,068	$ 39,413	$ 119,886	$ 114,086
PTPP to average assets (annualized)	2.32%	2.36%	2.44%	2.51%	2.56%	2.37%	2.96%

1 While pre-tax, pre-provision income is a non-GAAP performance measure, we believe it is a useful measure in analyzing underlying performance trends. It is the level of earnings adjusted to exclude the impact of income tax and provision expense.

	At or for the Three Months Ended (Annualized)					At or for the Nine Months Ended (Annualized)
Profitability measures:	9/30/2014	6/30/2014	9/30/2013			9/30/2014	9/30/2013
ROA	1.25%	1.31%	1.53%			1.30%	1.43%
ROE	9.97%	10.59%	11.85%			10.46%	10.87%
Return on average tangible equity [2]	11.43%	12.18%	13.90%			12.03%	12.52%
Net interest margin	4.15%	4.20%	4.42%			4.21%	4.46%
Efficiency ratio	49.73%	48.39%	47.56%			48.62%	47.56%

[2] Average tangible equity is calculated by subtracting average goodwill and average core deposit intangibles assets from average stockholders' equity. This is non-GAAP measure that we believe provides investors wth information that is useful in understanding our financial performance and position.

	Three Months Ended			Three Months Ended			Three Months Ended
	9/30/2014			6/30/2014			9/30/2013

		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:

Loans receivable, including loans held for sale	$ 5,434,815	$ 72,437	5.29%	$ 5,289,059	$ 71,687	5.44%	$ 4,771,022	$ 67,747	5.63%
Securities available for sale	734,282	3,999	2.18%	721,270	4,078	2.26%	714,660	3,802	2.13%
FRB and FHLB stock and other investments	332,643	648	0.76%	426,924	668	0.62%	291,672	486	0.65%
Term Federal funds sold	--	--	0.00%	13,407	20	0.60%	--	--	N/A
Total interest earning assets	$ 6,501,740	$ 77,084	4.71%	$ 6,450,660	$ 76,453	4.75%	$ 5,777,354	$ 72,035	4.95%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest-bearing	$ 1,492,175	$ 2,558	0.68%	$ 1,483,473	$ 2,499	0.68%	$ 1,276,732	$ 1,927	0.60%
Savings	202,785	496	0.97%	207,312	539	1.04%	204,049	668	1.30%
Time deposits:
$100,000 or more	1,601,436	3,094	0.77%	1,626,200	2,984	0.74%	1,380,962	2,361	0.68%
Other	677,474	1,270	0.74%	695,740	1,250	0.72%	677,352	1,003	0.59%
Total time deposits	2,278,910	4,365	0.76%	2,321,940	4,234	0.73%	2,058,314	3,364	0.65%
Total interest bearing deposits	3,973,870	7,419	0.74%	4,012,725	7,272	0.73%	3,539,095	5,959	0.67%
FHLB advances	462,434	1,373	1.18%	445,835	1,311	1.18%	422,084	1,251	1.18%
Other borrowings	40,533	385	3.72%	40,490	380	3.71%	48,273	465	3.77%
Total interest bearing liabilities	4,476,837	$ 9,177	0.81%	4,499,050	$ 8,963	0.80%	4,009,452	$ 7,675	0.76%
Noninterest bearing demand deposits	1,483,966			1,437,860			1,306,308
Total funding liabilities/cost of funds	$ 5,960,803		0.61%	$ 5,936,910		0.61%	$ 5,315,760		0.57%
Net interest income/net interest spread		$ 67,907	3.89%		$ 67,490	3.95%		$ 64,360	4.19%
Net interest margin			4.15%			4.20%			4.42%
Net interest margin, excluding effect of nonaccrual loan income (expense)			4.14%			4.18%			4.42%
Net interest margin, excluding effect of nonaccrual loan income (expense) and prepayment fee income			4.10%			4.16%			4.37%

Nonaccrual loan income (reversed) recognized		$ 63			$ 211			$ (153)
Prepayment fee income received		608			302			580
Net		$ 671			$ 513			$ 427

Cost of deposits:
Noninterest bearing demand deposits	$ 1,483,966	$ --		$ 1,437,860	$ --		$ 1,306,308	$ --
Interest bearing deposits	3,973,870	7,419	0.74%	4,012,725	7,272	0.73%	3,539,095	5,959	0.67%
Total deposits	$ 5,457,836	$ 7,419	0.54%	$ 5,450,585	$ 7,272	0.54%	$ 4,845,403	$ 5,959	0.49%
									.

	Nine Months Ended			Nine Months Ended
	9/30/2014			9/30/2013

		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:

Loans receivable, including loans held for sale	$ 5,303,478	$ 212,818	5.37%	$ 4,588,464	$ 196,249	5.72%
Securities available for sale	718,291	12,171	2.26%	704,124	10,755	2.04%
FRB and FHLB stock and other investments	339,828	1,881	0.73%	282,120	1,153	0.54%
Federal funds sold	4,469	20	0.60%	--	--	N/A
Total interest earning assets	$ 6,366,066	$ 226,890	4.76%	$ 5,574,708	$ 208,157	4.99%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest-bearing	$ 1,456,348	$ 7,335	0.67%	$ 1,276,195	$ 5,736	0.60%
Savings	209,121	1,635	1.05%	192,006	2,144	1.49%
Time deposits:
$100,000 or more	1,596,416	8,757	0.73%	1,265,877	6,066	0.64%
Other	679,114	3,654	0.72%	675,239	3,068	0.61%
Total time deposits	2,275,530	12,411	0.73%	1,941,116	9,134	0.63%
Total interest bearing deposits	3,940,999	21,381	0.73%	3,409,317	17,014	0.67%
FHLB advances	443,346	3,894	1.17%	422,205	3,693	1.17%
Other borrowings	44,431	1,252	3.71%	44,721	1,271	3.75%
Total interest bearing liabilities	4,428,776	$ 26,527	0.80%	3,876,243	$ 21,978	0.76%
Non-interest bearing demand deposits	1,425,718			1,220,608
Total funding liabilities / cost of funds	$ 5,854,494		0.61%	$ 5,096,851		0.58%
Net interest income / net interest spread		$ 200,363	3.96%		$ 186,179	4.23%
Net interest margin			4.21%			4.46%
Net interest margin, excluding effect of nonaccrual loan income (expense)			4.20%			4.46%
Net interest margin, excluding effect of nonaccrual loan income (expense) and prepayment fee income			4.17%			4.44%

Nonaccrual loan income (reversed) recognized		$ 138			$ 6
Prepayment fee income received		1,523			948
Net		$ 1,661			$ 954

Cost of deposits:
Non-interest bearing demand deposits	$ 1,425,718	$ --		$ 1,220,608	$ --
Interest bearing deposits	3,940,999	21,381	0.73%	3,409,317	17,014	0.67%
Total deposits	$ 5,366,717	$ 21,381	0.53%	$ 4,629,925	$ 17,014	0.49%

	Three Months Ended					Nine Months Ended
	9/30/2014	6/30/2014	% change	9/30/2013	% change	9/30/2014	9/30/2013	% change
AVERAGE BALANCES
Loans receivable, including loans held for sale	$ 5,434,815	$ 5,289,059	3%	$ 4,771,022	14%	$5,303,478	$ 4,588,464	16%
Investments	1,066,925	1,161,601	-8%	1,006,332	6%	1,062,588	986,244	8%
Interest earning assets	6,501,740	6,450,660	1%	5,777,354	13%	6,366,066	5,574,708	14%
Total assets	6,867,465	6,821,827	1%	6,160,132	11%	6,739,533	5,924,397	14%

Interest bearing deposits	3,973,870	4,012,725	-1%	3,539,095	12%	3,940,999	3,409,317	16%
Interest bearing liabilities	4,476,837	4,499,050	0%	4,009,452	12%	4,428,776	3,876,243	14%
Noninterest bearing demand deposits	1,483,966	1,437,860	3%	1,306,308	14%	1,425,718	1,220,608	17%
Stockholders' equity	859,606	842,837	2%	794,737	8%	840,743	781,159	8%
Net interest earning assets	2,024,903	1,951,610	4%	1,767,902	15%	1,937,290	1,698,465	14%

	9/30/2014	6/30/2014	% change	12/31/2013	% change	9/30/2013	% change
LOAN PORTFOLIO COMPOSITION:
Commercial loans	$ 1,023,924	$ 1,070,196	-4%	$ 1,073,778	-5%	$ 1,068,844	-4%
Real estate loans	4,317,960	4,184,298	3%	3,904,059	11%	3,736,225	16%
Consumer and other loans	92,362	93,822	-2%	98,507	-6%	95,693	-3%
Loans outstanding	5,434,246	5,348,316	2%	5,076,344	7%	4,900,762	11%
Unamortized deferred loan fees - net of costs	(1,402)	(1,259)	-11%	(2,168)	35%	(1,823)	23%
Loans, net of deferred loan fees and costs	5,432,844	5,347,057	2%	5,074,176	7%	4,898,939	11%
Allowance for loan losses	(68,232)	(66,870)	-2%	(67,320)	-1%	(65,715)	-4%
Loan receivable, net	$ 5,364,612	$ 5,280,187	2%	$ 5,006,856	7%	$ 4,833,224	11%

REAL ESTATE LOANS BY PROPERTY TYPE:	9/30/2014	6/30/2014	% change	12/31/2013	% change	9/30/2013	% change
Retail buildings	$ 1,233,161	$ 1,229,485	0%	$ 1,140,103	8%	$ 1,089,898	13%
Hotels/motels	846,921	810,442	5%	720,175	18%	667,206	27%
Gas stations/car washes	582,725	546,659	7%	522,198	12%	523,368	11%
Mixed-use facilities	353,395	320,117	10%	312,156	13%	297,506	19%
Warehouses	443,418	421,266	5%	383,979	15%	362,700	22%
Multifamily	197,902	194,592	2%	181,503	9%	171,489	15%
Other	660,438	661,737	0%	643,945	3%	624,058	6%
Total	$ 4,317,960	$ 4,184,298	3%	$ 3,904,059	11%	$ 3,736,225	16%

DEPOSIT COMPOSITION	9/30/2014	6/30/2014	% change	12/31/2013	% change	9/30/2013	% change
Noninterest bearing demand deposits	$ 1,503,275	$ 1,512,423	-1%	$ 1,399,454	7%	$ 1,362,675	10%
Money market and other	1,537,467	1,449,771	6%	1,376,068	12%	1,267,113	21%
Saving deposits	199,953	203,790	-2%	222,446	-10%	228,073	-12%
Time deposits of $100,000 or more	1,595,213	1,624,340	-2%	1,499,248	6%	1,475,321	8%
Other time deposits	673,846	680,064	-1%	650,841	4%	687,920	-2%
Total deposit balances	$ 5,509,754	$ 5,470,388	1%	$ 5,148,057	7%	$ 5,021,102	10%

DEPOSIT COMPOSITION (%)	9/30/2014	6/30/2014	12/31/2013	9/30/2013
Noninterest bearing demand deposits	27.3%	27.7%	27.2%	27.2%
Money market and other	27.9%	26.5%	26.7%	25.2%
Saving deposits	3.6%	3.7%	4.3%	4.5%
Time deposits of $100,000 or more	29.0%	29.7%	29.1%	29.4%
Other time deposits	12.2%	12.4%	12.7%	13.7%
Total deposit balances	100.0%	100.0%	100.0%	100.0%

CAPITAL RATIOS	9/30/2014	6/30/2014	12/31/2013	9/30/2013
Total stockholders' equity	$ 864,648	$ 852,609	$ 809,374	$ 801,230
Tier 1 risk-based capital ratio	13.73%	13.71%	13.66%	13.64%
Total risk-based capital ratio	14.93%	14.90%	14.90%	14.89%
Tier 1 leverage ratio	11.80%	11.66%	11.97%	12.06%
Total risk weighted assets	$ 5,807,138	$ 5,713,242	5,498,694	5,330,009
Book value per common share	$ 10.87	$ 10.72	$ 10.18	$ 10.11
Tangible common equity to tangible assets[3]	11.07%	10.99%	10.97%	10.87%
Tangible common equity per share[3]	$ 9.49	$ 9.34	$ 8.79	$ 8.52

[3] Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and core deposit intangible assets, net divided by total assets less goodwill and core deposit intangible assets, net. Management reviews tangible common equity to tangible assets in evaluating the Company's capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital.

Reconciliation of GAAP financial measures to non-GAAP financial measures:

	9/30/2014	6/30/2014	12/31/2013	9/30/2013
Total stockholders' equity	$ 864,648	$ 852,609	$ 809,374	$ 801,230
Less: Common stock warrant	(378)	(378)	(378)	(378)
Goodwill and core deposit intangible assets, net	(109,612)	(109,936)	(110,585)	(125,444)
Tangible common equity	$ 754,658	$ 742,295	$ 698,411	$ 675,408

Total assets	$ 6,927,502	$ 6,866,291	$ 6,475,199	$ 6,340,987
Less: Goodwill and core deposit intangible assets, net	(109,612)	(109,936)	(110,585)	(125,444)
Tangible assets	$ 6,817,890	$ 6,756,355	$ 6,364,614	$ 6,215,543

Common shares outstanding	79,497,331	79,493,732	79,441,525	79,247,719

Tangible common equity to tangible assets	11.07%	10.99%	10.97%	10.87%
Tangible common equity per share	$ 9.49	$ 9.34	$ 8.79	$ 8.52

	Three Months Ended					Nine Months Ended
ALLOWANCE FOR LOAN LOSSES:	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	9/30/2014	9/30/2013
Balance at beginning of period	$ 66,870	$ 65,699	$ 67,320	$ 65,715	$ 71,675	$ 67,320	$ 66,941
Provision for loan losses	4,256	2,996	3,026	10,950	744	10,278	9,050
Recoveries	772	946	616	605	1,086	2,334	1,843
Charge offs	(3,666)	(2,771)	(5,263)	(9,950)	(7,790)	(11,700)	(12,119)
Balance at end of period	$ 68,232	$ 66,870	$ 65,699	$ 67,320	$ 65,715	$ 68,232	$ 65,715
Net charge offs/average gross loans (annualized)	0.21%	0.14%	0.36%	0.75%	0.56%	0.24%	0.30%

	Three Months Ended					Nine Months Ended
NET CHARGED OFF LOANS BY TYPE	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	9/30/2014	9/30/2013

Real estate loans	$ 1,100	$ 765	$ 154	$ 288	$ 6,129	$ 2,019	$ 7,887
Commercial loans	1,803	1,255	4,414	9,139	119	$ 7,472	1,953
Consumer loans	(9)	(195)	79	(82)	(44)	$ (125)	(64)
Charge offs excluding Acquired Credit Impaired Loans	2,894	1,825	4,647	9,345	6,204	9,366	9,776
Charge offs on Acquired Credit Impaired Loans	--	--	--	--	500	--	500
Total net charge offs	$ 2,894	$ 1,825	$ 4,647	$ 9,345	$ 6,704	$ 9,366	$ 10,276

NONPERFORMING ASSETS	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Delinquent loans on nonaccrual status[4]	$ 39,564	$ 42,651	$ 47,314	$ 39,154	$ 36,129
Delinquent loans 90 days or more on accrual status[5]	--	--	--	5	948
Accruing restructured loans	56,061	43,906	37,527	33,903	36,018
Total nonperforming loans	95,625	86,557	84,841	73,062	73,095
Other real estate owned	23,162	20,610	20,001	24,288	27,582
Total nonperforming assets	$ 118,787	$ 107,167	$ 104,842	$ 97,350	$ 100,677
Nonperforming assets/total assets	1.71%	1.56%	1.57%	1.50%	1.59%
Nonperforming assets/loans receivable & OREO	2.18%	2.00%	2.01%	1.91%	2.04%
Nonperforming assets/total capital	13.74%	12.57%	12.60%	12.03%	12.57%
Nonperforming loans/loans receivable	1.76%	1.62%	1.63%	1.44%	1.49%
Nonaccrual loans/loans receivable	0.73%	0.80%	0.91%	0.77%	0.74%
Allowance for loan losses/loans receivable	1.26%	1.25%	1.27%	1.33%	1.34%
Allowance for loan losses/nonaccrual loans	172.46%	156.78%	138.86%	171.94%	181.89%
Allowance for loan losses/nonperforming loans	71.35%	77.26%	77.44%	92.14%	89.90%
Allowance for loan losses/nonperforming assets	57.44%	62.40%	62.66%	69.15%	65.27%

[4] Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $28.1 million, $30.0 million, $31.2 million, $27.5 million and $25.2 million at September 30, 2014, June 30, 2014, March 31, 2014, December 31, 2013 and September 30, 2013, respectively.
[5] Excludes Acquired Credit Impaired Loans totaling $32.7 million, $43.7 million, $46.0 million, $43.8 million and $38.6 million at September 30, 2014, June 30, 2014, March 31, 2014, December 31, 2013 and September 30, 2013, respectively.

BREAKDOWN OF ACCRUING RESTRUCTURED LOANS BY TYPE:	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Retail buildings	$ 5,979	$ 6,021	$ 5,542	$ 5,576	$ 6,777
Hotels/motels	8,246	8,323	8,401	8,477	8,550
Gas stations/car washes	--	--	--	--	--
Mixed-use facilities	792	797	796	802	807
Warehouses	5,939	5,922	812	482	485
Multifamily	--	--	--	--	--
Other[6]	35,105	22,843	21,976	18,566	19,399
Total	$ 56,061	$ 43,906	$ 37,527	$ 33,903	$ 36,018

[6] Includes commercial business and other loans

DELINQUENT LOANS LESS THAN 90 DAYS PAST DUE	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013

Legacy
30 - 59 days	$ 3,936	$ 3,170	$ 1,700	$ 2,209	$ 1,705
60 - 89 days	1,284	210	445	266	732
Total delinquent loans less than 90 days past due - legacy	$ 5,220	$ 3,380	$ 2,145	$ 2,475	$ 2,437

Acquired
30 - 59 days	$ 6,911	$ 6,403	$ 4,916	$ 5,113	$ 4,013
60 - 89 days	283	640	3	2,506	1,663
Total delinquent loans less than 90 days past due - acquired	$ 7,194	$ 7,043	$ 4,919	$ 7,619	$ 5,676

Total delinquent loans less than 90 days past due	$ 12,414	$ 10,423	$ 7,064	$ 10,094	$ 8,113

DELINQUENT LOANS LESS THAN 90 DAYS PAST DUE BY TYPE	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013

Legacy
Real estate loans	$ 2,768	$ 1,675	$ 760	$ 1,375	$ 1,664
Commercial loans	2,221	1,640	1,338	1,024	744
Consumer loans	231	65	47	76	29
Total delinquent loans less than 90 days past due - legacy	$ 5,220	$ 3,380	$ 2,145	$ 2,475	$ 2,437

Acquired
Real estate loans	$ 6,297	$ 6,051	$ 4,036	$ 6,034	$ 4,616
Commercial loans	884	860	598	1,228	833
Consumer loans	13	132	285	357	227
Total delinquent loans less than 90 days past due - acquired	$ 7,194	$ 7,043	$ 4,919	$ 7,619	$ 5,676

Total delinquent loans less than 90 days past due	$ 12,414	$ 10,423	$ 7,064	$ 10,094	$ 8,113

NONACCRUAL LOANS BY TYPE	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013

Real estate loans	$ 29,001	$ 27,815	$ 34,070	$ 28,083	$ 26,616
Commercial loans	9,486	13,553	12,216	10,141	8,743
Consumer loans	1,077	1,283	1,028	930	770
Total non-accrual loans	$ 39,564	$ 42,651	$ 47,314	$ 39,154	$ 36,129

CRITICIZED LOANS	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Legacy
Special mention	$ 88,314	$ 55,659	$ 52,159	$ 46,480	$ 61,804
Substandard	113,865	112,357	111,529	120,163	100,551
Doubtful	470	1,227	3,332	359	8
Loss	--	--	--	--	--
Total criticized loans - legacy	$ 202,649	$ 169,243	$ 167,020	$ 167,002	$ 162,363

Acquired
Special mention	$ 25,081	$ 36,811	$ 41,395	$ 43,009	$ 49,827
Substandard	114,347	124,618	134,660	138,337	143,149
Doubtful	3,086	3,980	2,376	6,100	2,045
Loss	--	76	1,445	1,402	990
Total criticized loans - acquired	$ 142,514	$ 165,485	$ 179,876	$ 188,848	$ 196,011

Total criticized loans	$ 345,163	$ 334,728	$ 346,896	$ 355,850	$ 358,374
CONTACT: Angie Yang
         SVP, Investor Relations
         213-251-2219
         angie.yang@BBCNbank.com